Exhibit 99.1

Investor Relations Contact
Michelle Ahlmann, 650.603.5464

Public Relations Contact
Dave Peterson, 650.603.5231

MERCURY PROVIDES SEC UPDATE

•     Proposed Resolution of SEC Investigation

•     2005 10-K Filing Expected Next Week

•     No Impact on Close of HP Acquisition

MOUNTAIN VIEW, CALIF., – SEPTEMBER 28, 2006 – Today, Mercury Interactive Corporation (OTC: MERQ), the global leader in business technology optimization (BTO) software, announced that it has proposed a settlement to the Staff of the Securities and Exchange Commission (the “SEC”), which the Staff has agreed to recommend to the SEC, to conclude for the Company the matters arising from the previously announced formal SEC investigation into historical stock option practices. The Company has proposed to pay a $35 million civil penalty and to consent to the entry of a final judgment by a federal court permanently enjoining the Company from violations of the antifraud and other provisions of the federal securities laws. The proposed settlement is contingent on the review and approval of final documentation by the Company and the Staff, and is subject to final approval by the SEC. As provided in its merger agreement with Mercury, HP has consented to the settlement offer and will also be required to approve the final settlement documentation. The Company continues to cooperate with the SEC and other government agencies regarding this matter.

The Company is in the process of incorporating the potential settlement expense into its Form 10-K for the year ended December 31, 2005, which the Company expects to now file next week.

As previously communicated, the HP acquisition of Mercury is expected to close in the fourth calendar quarter of 2006.

ABOUT MERCURY

Mercury Interactive Corporation (OTC: MERQ), the global leader in business technology optimization (BTO) software, is committed to helping customers optimize the business value of information technology. Founded in 1989, Mercury conducts business worldwide and is one of the largest enterprise software companies today. Mercury provides software and services for IT Governance, Application Delivery and Application Management. Customers worldwide rely on Mercury offerings to govern the priorities, processes and people of IT and test and manage the quality and performance of business-critical applications. Mercury BTO offerings are complemented by technologies and services from global business partners. For more information, please visit www.mercury.com.

FORWARD LOOKING STATEMENTS

This news release contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of Mercury could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including statements relating to the scope, terms, timing or ultimate completion of the potential settlement by the Company with the SEC, the timing or completion of filing of the 2005 Form 10-K, and the timing or completion of the acquisition of Mercury by HP, any statements of expectation or belief, and any statements of assumptions underlying any of the forward-looking statements contained in this release. Potential risks and uncertainties include, among other things: 1) the agreement among Mercury, HP and the Staff on final documentation of the proposed settlement, and approval of the proposed settlement by the SEC; 2) the nature and scope of the ongoing government investigation; 3) the effect of the Wells notices received by certain directors; 4) the effect of the SEC investigation and/or settlement, and any litigation or other legal proceedings arising out of the matters covered by the Special Committee investigation; 5) the effect of the SEC or other governmental investigations with respect to former officers or other individuals to whom the Company has indemnification obligations; 6) Mercury’s financial results for fiscal 2005, and the adjustments resulting from the quarter-end and year-end close process and audit by Mercury’s independent auditors of the financial results for fiscal 2005; 7) costs incurred by Mercury in connection with the Special Committee investigation and the SEC investigation; 8) the timing of completion and filing of the Company’s Form 10-K for fiscal year 2005, and any other required SEC reports; 9) the anticipated timing of filings and approvals relating to the HP acquisition, the expected timing of the completion of the acquisition, the ability to complete the transaction considering the various closing conditions, including those conditions related to antitrust regulations; and 10) the additional risks and important factors described in Mercury’s SEC reports, including the Quarterly Report on Form 10-Q/A for the fiscal quarter ended March 31, 2005, which is available at the SEC’s website at http://www.sec.gov. All of the statements and other information in this press release are as of September 28, 2006, and Mercury undertakes no duty to update this information.

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Mercury, Mercury Interactive and the Mercury logo are trademarks of Mercury Interactive Corporation and may be registered in certain jurisdictions. Other product and company names are used herein for identification purposes only, and may be trademarks of their respective companies.

MERCURY INTERACTIVE CORPORATION
379 N. Whisman Road
Mountain View, CA 94043
Tel: (650) 603-5200 Fax: (650) 603-5300
www.mercury.com